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                                                            Exhibit (10)L.(iii)

                                 AMENDMENT NO. 1
                              (dated June 16, 1984)
                                     to the
                               UNITED JERSEY BANKS
                             1982 STOCK OPTION PLAN
                            (dated February 17, 1982)





                                    RECITALS

         WHEREAS, on February 17, 1982, the Board of Directors of United Jersey Banks adopted the United Jersey Banks 1982 Stock Option Plan (the "Plan");

         WHEREAS, the shareholders of United Jersey Banks approved the Plan on April 20, 1982;

         WHEREAS, the Board of Directors of United Jersey Banks desires to amend the Plan in accordance with Article XIX thereof;

         NOW, THEREFORE, effective June 16, 1984, the United Jersey Banks 1982 Stock Option Plan is hereby amended as follows:

         1. Article XII, TERMINATION OF EMPLOYMENT, is hereby amended by inserting after the third full paragraph of said Article XII, so as to constitute the fourth full paragraph of said Article XII, the following:

                  Notwithstanding any other provision of this Article XII, if the employment of any employee with the Company and all subsidiary and parent corporations is terminated, whether voluntarily or involuntarily, following a change in control of the Company (as defined in Article XIII) and while such employee is entitled to exercise an Option or Right as herein provided, other than a termination of such employment by the employer for cause, such employee shall have the right to exercise all or any portion of such Option or Right at any time up to and including three (3) months after the date of such termination of employment, at which time such Option or Right shall cease to be exercisable.

         2. The second paragraph of Article XIII, ADJUSTMENT OF SHARES, EFFECT OF CERTAIN TRANSACTIONS, is hereby amended and restated in its entirety to read as follows:
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                  In the event of a change in control of the Company all then outstanding Options and Rights shall immediately become exercisable. For purposes of the Plan, a "change in control" of the Company occurs if: (a) any "person" (including as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing thirty-three percent or more of the combined voting power of the Company's outstanding securities then entitled to vote for the election of directors; or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof; or (c) the Company shall meet the delisting criteria of the New York Stock Exchange or any successor exchange in respect of the number of publicly-held shares or the number of stockholders holding one hundred shares or more; or (d) the Board shall approve the sale of all or substantially all of the assets of the Company; or (e) the Board shall approve any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (a), (b) or (c) above.

         3. Article IX, EXERCISE OF OPTIONS, is hereby amended by deleting from the fourth line of said Article IX the following words and marks:

                               , not less than ten (10) days and

                                     * * * *

         I Richard F. Ober, Jr., Secretary of United Jersey Banks, DO HEREBY CERTIFY that the foregoing is a true, correct and complete copy of an amendment to the 1982 Stock Option Plan passed at a meeting of the Board of Directors of the Corporation at a meeting duly held on the 20th day of June 1984, and that the same has not since been modified, amended or rescinded, and is still in full force and effect.

         IN WITNESS WHERE, I have set my hand and affixed the seal of the Corporation this day of .


                                            ---------------------------------
                                            Richard F. Ober, Jr., Secretary


CORPORATE SEAL